UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

Carriage Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Boulevard, Suite 300

Houston, Texas 77056

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (713) 332-8400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the “Compensation Committee”) of the Board of Directors of Carriage Services, Inc. (the “Company”) has adopted a new form of award agreement (the “Award Agreement”) pursuant to which it has granted performance-based stock awards (“Awards”) to certain officers and outside directors of the Company pursuant to the Carriage Services, Inc. Second Amended and Restated 2006 Long-Term Incentive Plan (the “Plan”). Below is a brief description of the terms of the Award Agreement applicable to the Company’s named executive officers (as defined in Instruction 4 to Item 5.02(e) of Form 8-K, the “Executive Officers”). This description is subject to, and qualified in its entirety by reference to, the actual text of the Award Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, and by reference to the Plan, which was filed on April 16, 2012 as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A and is incorporated herein by reference.

To the extent vested, the Awards represent the right of the Executive Officers to receive shares of the Company’s common stock upon the Executive Officers’ payment of a specified purchase price. The Compensation Committee determines the number of shares of the Company’s common stock subject to an Executive Officer’s Award. The purchase price is equal to the greater of (a) the fair market value of a share of the Company’s common stock on the grant date plus $0.50 or (b) $9.00. An Executive Officer’s Award will become vested if the closing price of the Company’s common stock is greater than or equal to $21.50 on any three days, whether or not consecutive, within a period of 30 consecutive calendar days, but only if the Executive Officer has remained continuously employed by the Company from the grant date through such date (the “Price Vesting Date”). If the Price Vesting Date occurs prior to the first anniversary of the grant date, then the Award will not become vested until the first anniversary of the grant date; provided that the Executive Officer remains continuously employed by the Company from the grant date through the first anniversary of the grant date. Promptly following the date an Executive Officer’s Award becomes vested (but no later than March 15th of the calendar year following the calendar year in which such Award becomes vested) and subject to the Executive Officer’s payment of the purchase price under such Award, the Company will issue and deliver to the Executive Officer the number of shares of the Company’s common stock subject to such Award. An Executive Officer’s Award will automatically terminate without payment of any consideration if (i) the Executive Officer’s employment with the Company terminates for any reason (other than due to the Executive Officer’s death or disability) prior to the Price Vesting Date or (ii) the Price Vesting Date does not occur on or before the fifth anniversary of the grant date.

Effective as of August 2, 2012, Melvin C. Payne was granted an Award with respect to 400,000 shares of the Company’s common stock and L. William Heiligbrodt was granted an award with respect to 320,000 shares of the Company’s common stock.

Item 7.01.	Regulation FD Disclosure.

On August 6, 2012, the Company issued a press release announcing adoption of the Award Agreement.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

10.1	— Form of Performance-Based Stock Award Agreement

99.1	— Press Release dated August 6, 2012

SIGNATURES

Pursuant to the requirements of the Exchange Act, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

.	CARRIAGE SERVICES, INC.
Date: August 7, 2012	By:	/s/ Terry E. Sanford
Terry E. Sanford
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	— Form of Performance-Based Stock Award Agreement

99.1	— Press Release dated August 6, 2012